Exhibit 23.1

Robopolis

11, Avenue Albert Einstein

69100 Villeurbanne

France

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-219686, 333-204669, 333-193998, 333-186700, 333-184320, 333-179593, 333-172333, 333-164993, 333-157306, 333-149373, 333-140707, 333-129576) of iRobot Corporation of our reports dated September 25, 2017, relating to the consolidated financial statements of Robopolis as of December 31, 2016, 2015, and 2014, which appears in this Form 8 K/A.

Caluire and Paris, France

December 11, 2017

BF AUDIT PARTENAIRES /s/ Frédéric Brejon Frédéric BREJON Partner	/s/ Jean-François Plantin Jean-François PLANTIN